FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2017 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (November 1, 2017) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the third quarter ended September 30, 2017.
Third Quarter 2017 Highlights

•	Net revenue of $314.8 million, 4% increase over the prior year

•	Net income of $16.7 million, 92% increase over the prior year

•	Diluted net income per share of $1.08, 108% higher than the prior year

•	Adjusted EBITDA of $76.0 million, 7% increase over the prior year

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data):	2017	2016

Net revenue	$314.8	$303.4
Net income	16.7	8.7
Diluted net income per share	$1.08	$0.52
Adjusted EBITDA(a)	76.0	71.1

(a) Adjusted EBITDA is a non-GAAP measure. See explanation of non-GAAP measures below.
In the quarter, net revenue increased $11.4 million primarily from a $10.8 million increase from TwinSpires, a $4.5 million increase from Casinos and a $0.5 million increase from Racing and Other Investments. Partially offsetting these increases was a $4.4 million decrease from Big Fish Games.
The $8.0 million increase in net income and $0.56 increase in diluted net income per share was primarily a result of a $6.2 million increase in operating income from our segments and a $4.0 million increase in income from our equity investments, partially offset by a $1.5 million increase in interest expense associated with higher outstanding debt balances and a $0.7 million increase in other expense primarily related to unfavorable foreign exchange rates at Big Fish Games.
Adjusted EBITDA increased $4.9 million primarily from a $9.1 million increase from Casinos, a $4.1 million increase from TwinSpires, a $1.3 million increase from Racing, and a $0.6 million increase from other sources. These increases were partially offset by a $10.2 million decrease from Big Fish Games.
OPERATING SEGMENT RESULTS:
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with U.S.

Generally Accepted Accounting Principles (“U.S. GAAP”). Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	Third Quarter
(in millions):	2017	2016

Net revenue	$41.9	$41.3
Adjusted EBITDA	1.7	0.4
During the quarter, net revenue increased $0.6 million from the prior year primarily driven by a $1.3 million increase in net revenue at Arlington driven by increased handle and admissions, partially offset by a $0.7 million decrease primarily driven by one less live thoroughbred racing day at Churchill Downs during the third quarter of 2017 compared to 2016.
Adjusted EBITDA increased $1.3 million from the prior year driven by a $1.0 million increase at Fair Grounds primarily from favorable insurance reserve adjustments compared to the prior year quarter, and a $0.9 million increase at Arlington due to the increase in net revenue, partially offset by a $0.6 million decrease primarily due to the decrease in net revenue at Churchill Downs.

Casinos	Third Quarter
(in millions):	2017	2016

Net revenue	$87.5	$83.0
Adjusted EBITDA	39.5	30.4
During the quarter, net revenue increased $4.5 million from the prior year primarily driven by a $1.6 million increase at Riverwalk, a $0.8 million increase at Oxford, a $0.7 million increase at VSI, a $0.6 million increase at Harlow's, and a $0.4 million increase at Calder, all of which resulted from successful marketing and promotional activities.
Adjusted EBITDA grew $9.1 million primarily driven by a:

•	$5.5 million increase from strong performance from the Company's equity investments, including our new equity investment in Ocean Downs in January 2017.

•	$1.7 million increase at Riverwalk driven by the increase in revenues.

•	$0.9 million increase at Fair Grounds and VSI combined driven by the increase in revenues and favorable insurance reserve adjustments.

•	$0.5 million increase at Harlow's driven by the increase in revenues.

TwinSpires	Third Quarter
(in millions):	2017	2016

Net revenue	$66.1	$55.5
Adjusted EBITDA	18.8	14.7
During the quarter, net revenue increased $10.6 million primarily due to a 23.9% increase in active players. TwinSpires handle grew 20.6%, outpacing the U.S. thoroughbred industry performance by 16.9 percentage points.
Adjusted EBITDA increased $4.1 million driven by the increase in net revenue.

Big Fish Games	Third Quarter	Second Quarter	Third Quarter
(in millions):	2017	2017	2016

Bookings
Social casino	$53.4	$49.5	$44.2
Casual and mid-core free-to-play	51.2	41.9	51.8
Premium	19.3	20.6	22.5
Total bookings (b)	$123.9	$112.0	$118.5

		Third Quarter
		2017	2016
Net revenue		$117.9	$122.3
Adjusted EBITDA		17.0	27.2

(b) Bookings is an operational metric that reflects the amount of virtual currency, virtual goods and premium games that consumers have purchased through third-party app stores or on the Big Fish Games website, as well as in-game advertising revenue and licensing agreement revenue.

On a sequential basis from second quarter 2017 to third quarter 2017, total bookings increased $11.9 million, or 10.6%.

•	Social casino bookings increased by $3.9 million reflecting strong growth in Big Fish Casino and Jackpot Magic Slots.

•	Casual and mid-core free-to-play bookings increased $9.3 million driven by strong bookings from Cooking Craze.

•	Premium bookings declined $1.3 million.
Compared to third quarter of 2016, total bookings increased $5.4 million, or 4.6%.

•	Social casino bookings increased by $9.2 million reflecting strong growth in Big Fish Casino and Jackpot Magic Slots.

•	Casual and mid-core free-to-play bookings declined $0.6 million.

•	Premium bookings declined $3.2 million primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
Compared to third quarter of 2016, net revenue decreased $4.4 million, driven primarily by a:

•	$10.0 million decrease in casual and mid-core free-to-play revenue due to the significant decrease in user acquisition spending on casual free-to-play games beginning in July 2016.

•	$3.5 million decrease in premium revenue.

•	Partially offsetting these decreases was a $9.1 million increase in social casino revenue.
Compared to third quarter of 2016, Adjusted EBITDA decreased $10.2 million, driven primarily by a:

•
$5.5 million increase in user acquisition spending of which $4.1 million related to social casino and $1.4 million increase from our free to play casual games primarily as a result the launch of Cooking Craze.

•	$2.4 million increase in salaries & benefits, selling, general & administrative and research & development costs.

•	$1.3 million lower revenue net of platform and developments fees.

•	$1.0 million increase in other expense primarily related to unfavorable foreign exchange rates.

Conference Call
A conference call regarding this news release is scheduled for Thursday, November 2, 2017 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 99811530 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, November 2, 2017 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with U.S. GAAP, the Company also uses non-GAAP measures, including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA as described in the Company’s Annual Report on Form 10-K (“Adjusted EBITDA”).
Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Acquisition expense, net which includes:

◦	Acquisition-related charges, including fair value adjustments related to earnouts and deferred payments; and

◦	Transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Gain on Calder land sale;

•	Calder exit costs; and

•	Other charges and recoveries.
For purposes of segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. Refer to the reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with U.S. GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with U.S. GAAP) as a measure of our operating results.
The Company updated its definition of Adjusted EBITDA to exclude changes in Big Fish Games deferred revenue during the fourth quarter of 2016. Additionally, during the first quarter of 2017, certain revenue previously included in our Corporate segment was deemed by management to be more closely aligned with our TwinSpires segment. The prior year amounts were reclassified to conform to this presentation.

About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are a leader in brick-and-mortar casino gaming with approximately 9,910 gaming positions in eight states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world's largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made.  We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; operating in an evolving and highly competitive market related to Big Fish Games; inability to maintain relationships with third party mobile platforms related to Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; and financial volatility quarter-to-quarter relating to Big Fish Games.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2017	2016	2017	2016
Net revenue:
Racing	$38.8	$38.5	$228.0	$220.8
Casinos	87.5	83.0	263.3	253.9
TwinSpires	65.9	55.1	198.4	173.1
Big Fish Games	117.9	122.3	342.5	369.6
Other Investments	4.7	4.5	14.0	12.9
Total net revenue	314.8	303.4	1,046.2	1,030.3
Operating expense:
Racing	40.8	41.5	153.7	149.4
Casinos	60.7	61.4	185.5	182.8
TwinSpires	42.8	36.8	130.6	112.8
Big Fish Games	95.2	94.5	271.5	309.5
Other Investments	4.3	3.9	13.1	11.9
Corporate	0.6	0.5	1.8	1.5
Selling, general and administrative expense	26.8	27.6	77.6	75.3
Research and development	9.7	8.8	29.9	29.3
Calder exit costs	0.2	0.5	0.8	2.4
Acquisition expense, net	0.7	1.1	1.7	4.9
Total operating expense	281.8	276.6	866.2	879.8
Operating income	33.0	26.8	180.0	150.5
Other income (expense):
Interest expense	(12.6)	(11.1)	(36.0)	(32.8)
Equity in income of unconsolidated investments	8.9	4.9	22.7	13.5
Miscellaneous, net	(1.0)	(0.2)	(0.8)	(0.3)
Total other income (expense)	(4.7)	(6.4)	(14.1)	(19.6)
Income from operations before provision for income taxes	28.3	20.4	165.9	130.9
Income tax provision	(11.6)	(11.7)	(63.6)	(49.6)
Net income	$16.7	$8.7	$102.3	$81.3

Net income per common share data:

Basic net income	$1.09	$0.52	$6.43	$4.85
Diluted net income	$1.08	$0.52	$6.32	$4.79
Weighted average shares outstanding:
Basic	15.3	16.4	15.9	16.5
Diluted	15.5	16.9	16.2	17.0

Other comprehensive loss:
Foreign currency translation, net of tax	0.5	—	0.1	0.2
Change in pension benefits, net of tax	0.1	—	0.1	—
Other comprehensive gain	0.6	—	0.2	0.2
Comprehensive income	$17.3	$8.7	$102.5	$81.5

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$57.8	$48.7
Restricted cash	37.3	34.3
Accounts receivable, net	74.0	81.4
Receivable from escrow	—	13.6
Income taxes receivable	—	7.6
Game software development, net	6.4	9.6
Other current assets	59.3	50.8
Total current assets	234.8	246.0
Property and equipment, net	619.4	574.4
Game software development, net	13.3	6.3
Investment in and advances to unconsolidated affiliates	173.9	139.1
Goodwill	848.3	832.2
Other intangible assets, net	425.4	445.7
Other assets	12.3	10.7
Total assets	$2,327.4	$2,254.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61.6	$53.2
Purses payable	19.2	12.5
Account wagering deposit liabilities	25.9	25.0
Accrued expense	111.2	100.1
Income taxes payable	16.9	—
Deferred revenue - Big Fish Games	85.6	81.3
Deferred revenue - all other	12.0	64.3
Big Fish Games deferred payment, current	28.3	27.8
Big Fish Games earnout liability, current	33.9	67.9
Current maturities of long-term debt	17.7	14.2
Dividends payable	—	21.8
Total current liabilities	412.3	468.1
Long-term debt, net of current maturities and loan origination fees	510.7	312.8
Notes payable, including premium and net of debt issuance costs	595.6	594.7
Deferred revenue - all other	23.1	24.4
Deferred income taxes	140.2	153.1
Other liabilities	19.2	16.3
Total liabilities	1,701.1	1,569.4
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 15.4 shares issued at September 30, 2017 and 16.5 shares issued at December 31, 2016	—	116.5
Retained earnings	627.3	569.7
Accumulated other comprehensive loss	(1.0)	(1.2)
Total shareholders' equity	626.3	685.0
Total liabilities and shareholders' equity	$2,327.4	$2,254.4

CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Nine Months Ended September 30,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$102.3	$81.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.3	81.4
Game software development amortization	13.5	11.7
Acquisition expenses, net	1.7	4.9
Distributed earnings from equity investments	11.7	12.3
Earnings from equity investments, net	(22.7)	(13.5)
Stock-based compensation	17.5	14.3
Deferred income tax	(13.0)	0.5
Big Fish Games earnout payment	(2.5)	(19.7)
Other	1.0	1.6
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets and liabilities	(0.8)	11.7
Game software development	(17.1)	(16.3)
Income taxes payable	24.5	28.1
Deferred revenue	(27.4)	(7.5)
Other assets and liabilities	2.2	(1.8)
Net cash provided by operating activities	164.2	189.0
Cash flows from investing activities:
Capital maintenance expenditures	(26.7)	(24.2)
Capital project expenditures	(62.4)	(19.9)
Acquisition of gaming licenses	(2.3)	(2.5)
Acquisition of a business	(23.1)	—
Receivable from escrow	13.6	—
Investment in unconsolidated affiliates	(24.0)	—
Other	0.3	0.4
Net cash used in investing activities	(124.6)	(46.2)
Cash flows from financing activities:
Borrowings on bank line of credit	769.1	564.7
Repayments of bank line of credit	(567.7)	(427.2)
Big Fish Games earnout payment	(31.7)	(261.9)
Payment of dividends	(21.8)	(19.1)
Repurchase of common stock	(181.1)	(20.0)
Common stock issued	2.1	2.2
Loan origination fees and debit issuance costs	—	(1.4)
Other	(0.6)	2.7
Net cash used in financing activities	(31.7)	(160.0)
Net increase (decrease) in cash and cash equivalents	7.9	(17.2)
Effect of exchange rate changes on cash flows	1.2	(0.4)
Cash and cash equivalents, beginning of period	48.7	74.5
Cash and cash equivalents, end of period	$57.8	$56.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Net revenue from external customers:
Racing:
Churchill Downs	$8.1	$8.7	$147.1	$140.1
Arlington	25.0	24.0	51.5	49.8
Fair Grounds	5.0	5.1	27.5	28.9
Calder	0.7	0.7	1.9	2.0
Total Racing	38.8	38.5	228.0	220.8
Casinos:
Oxford Casino	25.2	24.4	69.2	65.4
Riverwalk Casino	12.2	10.6	35.7	35.7
Harlow’s Casino	12.3	11.7	38.3	36.6
Calder Casino	19.4	19.0	62.6	59.8
Fair Grounds Slots	8.7	8.5	27.7	27.9
VSI	9.3	8.6	28.8	27.9
Saratoga	0.4	0.2	1.0	0.6
Total Casinos	87.5	83.0	263.3	253.9
TwinSpires	65.9	55.1	198.4	173.1
Big Fish Games:
Social casino	53.4	44.3	149.1	138.3
Casual and mid-core free-to-play	46.1	56.1	135.3	162.5
Premium	18.4	21.9	58.1	68.8
Total Big Fish Games	117.9	122.3	342.5	369.6
Other Investments	4.7	4.5	14.0	12.9
Net revenue from external customers	$314.8	$303.4	$1,046.2	$1,030.3

Intercompany net revenue:
Racing:
Churchill Downs	$0.9	$0.9	$9.6	$8.2
Arlington	2.2	1.9	5.1	4.5
Fair Grounds	—	—	1.0	1.0
Total Racing	3.1	2.8	15.7	13.7
TwinSpires	0.2	0.4	0.8	1.0
Other Investments	1.0	0.7	3.7	3.0
Eliminations	(4.3)	(3.9)	(20.2)	(17.7)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2017
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$41.9	$87.5	$66.1	$117.9	$5.7	$—	$(4.3)	$314.8

Taxes & purses	(11.2)	(28.9)	(4.5)	—	—	—	—	(44.6)
Platform & development fees	—	—	—	(42.1)	—	—	—	(42.1)
Marketing & advertising	(1.0)	(3.1)	(1.1)	(31.8)	—	—	—	(37.0)
Salaries & benefits	(10.3)	(13.5)	(2.3)	(6.8)	(2.9)	—	—	(35.8)
Content expense	(3.8)	—	(30.9)	—	—	—	4.0	(30.7)
Selling, general & administrative expense	(3.9)	(5.5)	(3.2)	(5.3)	(0.8)	(2.2)	0.6	(20.3)
Research & development	—	—	—	(9.7)	—	—	—	(9.7)
Other operating expense	(10.1)	(9.8)	(5.3)	(4.0)	(1.1)	0.1	—	(30.2)
Other income (expense)	0.1	12.8	—	(1.2)	0.2	—	(0.3)	11.6
Adjusted EBITDA	$1.7	$39.5	$18.8	$17.0	$1.1	$(2.1)	$—	$76.0

	Three Months Ended September 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$41.3	$83.0	$55.5	$122.3	$5.2	$—	$(3.9)	$303.4

Taxes & purses	(11.2)	(28.1)	(4.0)	—	—	—	—	(43.3)
Platform & development fees	—	—	—	(45.2)	—	—	—	(45.2)
Marketing & advertising	(1.1)	(3.0)	(1.0)	(26.3)	—	—	—	(31.4)
Salaries & benefits	(10.3)	(13.4)	(2.3)	(6.2)	(2.7)	—	—	(34.9)
Content expense	(3.9)	—	(26.0)	—	—	—	3.5	(26.4)
Selling, general & administrative expense	(4.0)	(5.4)	(3.0)	(4.4)	(0.9)	(2.2)	0.3	(19.6)
Research & development	—	—	—	(8.8)	—	—	—	(8.8)
Other operating expense	(10.5)	(10.0)	(4.5)	(3.9)	(0.9)	(0.2)	0.1	(29.9)
Other income (expense)	0.1	7.3	—	(0.3)	0.1	—	—	7.2

Adjusted EBITDA	$0.4	$30.4	$14.7	$27.2	$0.8	$(2.4)	$—	$71.1

	Nine Months Ended September 30, 2017
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$243.7	$263.3	$199.2	$342.5	$17.7	$—	$(20.2)	$1,046.2

Taxes & purses	(54.3)	(87.7)	(11.6)	—	—	—	—	(153.6)
Platform & development fees	—	—	—	(124.0)	—	—	—	(124.0)
Marketing & advertising	(3.9)	(9.1)	(6.7)	(84.3)	—	—	0.3	(103.7)
Salaries & benefits	(32.4)	(40.0)	(7.1)	(20.7)	(9.1)	—	—	(109.3)
Content expense	(11.7)	—	(96.5)	—	—	—	18.1	(90.1)
Selling, general & administrative expense	(11.9)	(16.3)	(8.9)	(15.1)	(2.3)	(6.2)	1.2	(59.5)
Research & development	—	—	—	(29.9)	—	—	—	(29.9)
Other operating expense	(39.4)	(31.0)	(17.1)	(11.3)	(3.6)	(0.4)	0.6	(102.2)
Other income (expense)	0.6	33.1	—	(1.6)	0.3	—	—	32.4

Adjusted EBITDA	$90.7	$112.3	$51.3	$55.6	$3.0	$(6.6)	$—	$306.3

	Nine Months Ended September 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$234.5	$253.9	$174.1	$369.6	$15.9	$—	$(17.7)	$1,030.3

Taxes & purses	(52.7)	(84.6)	(8.8)	—	—	—	—	(146.1)
Platform & development fees	—	—	—	(135.2)	—	—	—	(135.2)
Marketing & advertising	(3.8)	(9.5)	(5.2)	(106.2)	—	—	0.3	(124.4)
Salaries & benefits	(31.4)	(38.2)	(6.9)	(18.4)	(8.2)	—	—	(103.1)
Content expense	(12.0)	—	(83.4)	—	—	—	16.2	(79.2)
Selling, general & administrative expense	(11.9)	(15.8)	(8.6)	(13.6)	(2.5)	(6.2)	1.0	(57.6)
Research & development	—	—	—	(29.3)	—	—	—	(29.3)
Other operating expense	(38.8)	(29.4)	(15.6)	(11.8)	(2.6)	(0.5)	0.2	(98.5)
Other income (expense)	0.4	21.6	—	(1.2)	0.3	—	—	21.1

Adjusted EBITDA	$84.3	$98.0	$45.6	$53.9	$2.9	$(6.7)	$—	$278.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$17.3	$8.7	$102.5	$81.5
Foreign currency translation, net of tax	(0.5)	—	(0.1)	(0.2)
Net change in pension benefits, net of tax	(0.1)	—	(0.1)	—
Net income	16.7	8.7	102.3	81.3
Additions:
Depreciation and amortization	24.0	27.5	73.3	81.4
Interest expense	12.6	11.1	36.0	32.8
Income tax provision	11.6	11.7	63.6	49.6
EBITDA	$64.9	$59.0	$275.2	$245.1

Adjustments to EBITDA:
Operating income:
Stock-based compensation expense	$5.8	$4.9	$17.5	$14.3
Other charges	0.4	3.1	0.5	3.4
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	4.0	2.5	10.6	7.5
Other charges and recoveries, net	—	—	—	0.4
Acquisition expense, net	0.7	1.1	1.7	4.9
Calder exit costs	0.2	0.5	0.8	2.4
Total adjustments to EBITDA	11.1	12.1	31.1	32.9
Adjusted EBITDA	$76.0	$71.1	$306.3	$278.0

Adjusted EBITDA by segment:
Racing	$1.7	$0.4	$90.7	$84.3
Casinos	39.5	30.4	112.3	98.0
TwinSpires	18.8	14.7	51.3	45.6
Big Fish Games	17.0	27.2	55.6	53.9
Other Investments	1.1	0.8	3.0	2.9
Corporate	(2.1)	(2.4)	(6.6)	(6.7)
Adjusted EBITDA	$76.0	$71.1	$306.3	$278.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Corporate allocated expense:
Racing	$(1.5)	$(1.5)	$(4.3)	$(4.3)
Casinos	(1.8)	(1.8)	(5.3)	(5.0)
TwinSpires	(1.4)	(1.3)	(3.9)	(3.9)
Big Fish Games	(0.7)	(0.8)	(2.1)	(2.1)
Other Investments	(0.3)	(0.4)	(1.0)	(1.1)
Corporate allocated expense	5.7	5.8	16.6	16.4
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Casino revenue	$38.4	$36.1	$117.9	$108.7
Non-casino revenue	1.2	1.2	5.1	5.2
Net revenue	39.6	37.3	123.0	113.9
Operating and SG&A expense	28.1	26.4	85.7	79.7
Depreciation & amortization	3.2	3.4	9.5	9.9
Operating income	8.3	7.5	27.8	24.3
Interest and other expense, net	(0.6)	(0.8)	(1.9)	(2.6)
Net income	$7.7	$6.7	$25.9	$21.7

(in millions)	September 30, 2017	December 31, 2016
Assets
Current assets	$16.5	$18.7
Property and equipment, net	104.6	109.8
Other assets, net	107.7	105.0
Total assets	$228.8	$233.5

Liabilities and Members' Equity
Current liabilities	$9.0	$12.5
Current portion of long-term debt	8.3	8.3
Long-term debt, excluding current portion	8.9	14.0
Other liabilities	0.1	0.1
Members' equity	202.5	198.6
Total liabilities and members' equity	$228.8	$233.5